Exhibit 99.1

Big Rock Partners Acquisition Corp. Announces Pricing of $60 Million Initial Public Offering

NEW YORK, NY / ACCESSWIRE / November 20, 2017 / Big Rock Partners Acquisition Corp. (NASDAQ: BRPAU) (the "Company" or "Big Rock Partners") today announced the pricing of its initial public offering of 6,000,000 units at $10.00 per unit. Each unit consists of one share of common stock, one half of one warrant, each whole warrant exercisable to purchase one share of common stock at a price of $11.50 per whole share, and one right to receive one-tenth of one share of common stock upon the consummation of the Company's initial business combination.

The units are expected to begin trading later today shortly after the issuance of this press release on the NASDAQ Capital Market under the symbol "BRPAU." Once the securities comprising the units begin separate trading, the common stock, warrants, and rights are expected to be listed on the NASDAQ Capital Market under the symbols "BRPA," "BRPAW," and "BRPAR," respectively. Separate trading of the units is expected to occur on February 20, 2018, unless EarlyBirdCapital, Inc., the underwriters' representative, informs the Company of its decision to allow earlier separate trading. The underwriters have been granted a 45-day option to purchase up to an additional 900,000 units offered by the Company to cover over-allotments if any. The offering is expected to close on November 22, 2017, subject to customary closing conditions.

Big Rock Partners is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Although the Company's search for a target business is not limited to a particular industry or geographic region, it intends to initially focus its search on identifying a prospective target business in the senior housing and care industry in the United States. Big Rock Partners' management team includes Richard Ackerman, Chairman, President, and Chief Executive Officer, Lori Wittman, Chief Financial Officer and Treasurer, and Bennett Kim, Chief Investment Officer and Corporate Secretary.

EarlyBirdCapital acted as sole book-running manager and I-Bankers Securities, Inc. acted as co-manager of the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 20, 2017. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017, Attn: Syndicate Department, 212-661-0200. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements:

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including statements regarding the successful consummation of the Company's initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Big Rock Partners Acquisition Corporation
Dawn Langford
(310) 734-2344
dlangford@bigrockpartners.com

SOURCE: Big Rock Partners Acquisition Corp.